Exhibit 10.71

SECOND AMENDMENT TO THE

PTEK HOLDINGS, INC. 401(k) PLAN

(as amended and restated effective December 31, 2001)

THIS AMENDMENT to the PTEK Holdings, Inc. 401(k) Plan (the “Plan”) is made on this 31 day of December 2002, by the Administrative Committee.

W I T N E S S E T H :

WHEREAS, PTEK Holdings, Inc. maintains the Plan for the benefit of its employees; and

WHEREAS, Section 13.1 of the Plan provides that the Administrative Committee has the authority to amend the Plan at any time; and

WHEREAS, the Administrative Committee desires to amend the Plan (i) to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) and (ii) to make such other changes as provided herein; and

WHEREAS, this Amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with the terms of EGTRRA and the guidance issued thereunder;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2002, except as otherwise specified:

1. Each place the phrase “separates from service” or “separated from service” appears in the Plan is amended to read as “severs from employment” or “severed from employment,” respectively.

2. Section 1.21(a)(2) of the Plan is amended to read as follows:

(2) any elective deferral [as defined in Code Section 402(g)(3)], and any amount which is contributed or deferred by an Affiliate at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125, 457 or 132(f)(4), including any amounts not available to an Employee in cash in lieu of group health coverage because the Employee is unable to certify that he has other health coverage; minus

3. Section 1.21(a)(5) of the Plan is amended to read as follows:

(5) all Compensation in excess of $200,000 [or such other limit as is applicable for the Plan Year under Code Section 401(a)(17)].

4. Section 1.21(b) of the Plan is amended to read as follows:

(b) Section 404 Compensation. Solely for purposes of Section 6.1 (relating to maximum deductible contribution limitations under Code Section 404), “Compensation” shall mean, with respect to a Participant for a specified period, the amounts from all Affiliates referred to in subsections (a)(1) and (a)(2) hereof minus the amount described in subsection (a)(5) hereof.

5. Section 1.36 of the Plan is amended to read as follows:

1.36 Eligible Retirement Plan shall mean either (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), (iii) a qualified trust described in Code Section 401(a) which is a defined contribution plan the terms of which permit the acceptance of rollover distributions, (iv) an annuity Plan described in Code Section 403(a), (v) an annuity contract described in Code Section 403(b), or (vi) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state. This definition shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

6. Section 1.37 of the Plan is amended to read as follows:

1.37 Eligible Rollover Distribution shall mean any distribution to (i) a Participant, (ii) his Surviving Spouse (after his death), or (iii) his Spouse or former Spouse who is his alternate payee under a qualified domestic relations order (see Sections 9.5 and 15.1), of all or any portion of the balance to his credit in a qualified trust (including any distribution to a Participant of all or any portion of his Account); provided, an “Eligible Rollover Distribution” shall not include (A) any distribution which is one of a series of substantially equal periodic payments made, not less frequently than annually, (x) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his Beneficiary, or (y) for a specified period of 10 years or more, (B) any distribution to the extent such distribution is required under Code Section 401(a)(9), (C) the portion of any distribution that is not includible in gross income of the distributee (other than After-Tax Contributions and earnings thereon), (D) withdrawals on account of hardship, as described in Code Section 401(k)(2)(B)(i)(IV) and the regulations thereunder, and (E) distributions which total less than $200 in a Plan Year.

7. Section 1.67 of the Plan is amended to read as follows:

1.67 Rollover Contribution shall mean an amount contributed to the Trust Fund (and received and accepted by the Trustee) which constitutes an

“eligible rollover contribution” as defined in Code Section 402(f)(2)(A), other than an eligible rollover contribution of after-tax employee contributions. An amount shall be treated as a Rollover Contribution only to the extent that its acceptance by the Trustee is permitted under the Code (including the regulations and rulings promulgated thereunder).

8. Section 6.5 of the Plan is deleted in its entirety, and a new Section 6.5 is added to read as follows:

6.5 [RESERVED]

9. Section 6.7(a) of the Plan is amended to read as follows:

(a) General Limit on Annual Additions. In no event shall the Annual Addition to a Participant’s Account for any Limitation Year, under the Plan and any other Defined Contribution Plan maintained by an Affiliate, exceed the lesser of:

(1) $40,000 (as adjusted by the Secretary of the Treasury under Code Section 415(d) to reflect cost-of-living increases); or

(2) 100 percent of such Participant’s Compensation.

10. Section 9.1(b)(1) of the Plan is amended to read as follows:

(1) Except as otherwise provided in this subsection (b)(1) or in subsections (c) and (d) hereof, benefits payable to a Participant under this Section shall be distributed as soon as administratively practicable after the later of (i) the date the Participant becomes Disabled or severs from employment with all Affiliates for any reason other than death or (ii) the date such Participant submits a written election (or an election through an electronic medium) to receive such benefits in such manner as provided by the Administrative Committee. In order for such Participant’s election to be valid, his election must be filed with the Administrative Committee within the 90-day period ending on such distribution date, and the Administrative Committee (no later than 30 days and no earlier than 90 days before such distribution date) must have presented him with a notice informing him of his right to defer his distribution; provided, the Participant may elect to waive the minimum 30-day notice period and to receive his distribution before the end of such period.

11. Section 9.1(b)(2) of the Plan is amended to read as follows:

(2) Notwithstanding the foregoing provisions of this subsection (b), in the event that the vested portion of the Account of any Participant who severs from the employment of all Affiliates is less than or equal to $5,000, the full vested amount of such benefit automatically shall be paid to such Participant in one single-sum, cash-out distribution as soon as practicable after the date the Participant severs from employment. In the event a Participant has no vested interest in his Matching and/or Transfer Account from company contributions at the time of his severance from employment, he shall be deemed to have received a cash-out distribution of such Accounts at the time of his severance from employment, and the forfeiture provisions of Section 8.3 shall apply.

12. Section 9.1(b) of the Plan is amended by adding the following new subsection (6):

(6) Notwithstanding any provision of the Plan to the contrary, with respect to distributions under the Plan made for calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the final regulations under Code Section 401(a)(9) that were published in the Federal Register on April 17, 2002.

13. Section 9.1(c) of the Plan is amended to read as follows:

(c) Restrictions on Distributions from Before-Tax and Supplemental Accounts. Notwithstanding anything in the Plan to the contrary, (i) amounts in a Participant’s Before-Tax and Supplemental Accounts and (ii) amounts in a Participant’s Transfer Accounts credited with before-tax contributions and company contributions used to satisfy the Code Section 401(k) actual deferral percentage test and company contributions used to satisfy the Code Section 401(m) actual contribution percentage test shall not be distributable to such Participant earlier than the earliest of the following to occur:

(1) The Participant’s death, Disability or severance from employment with all Affiliates;

(2) The termination of the Plan without the establishment or maintenance of a successor defined contribution plan [other than an employee stock ownership plan as defined in Code Section 4975(e)] at the time the Plan is terminated or within the period ending 12 months after the final distribution of all assets in all Before-Tax, Supplemental and Transfer Accounts described above in this subsection (c); provided, if fewer than 2 percent of the Employees who are or were eligible under the Plan at the time of its termination are or were eligible under another defined contribution plan at any time during the 24-month period beginning 12 months before the time of termination, such other plan shall not be a successor plan; provided, for an event described in this subsection (c)(2) to constitute an event permitting a distribution from the Before-Tax and Supplemental Accounts (or the affected Transfer Accounts), such distribution must be made on account of such event in the form of a lump sum distribution, as defined in Code Section 402(e)(4)(D) (without regard to subclauses (I), (II), (III) and (IV) of clause (i) thereof);

(3) The attainment by such Participant of age 59 1/2; or

(4) The Participant’s incurrence of a financial hardship as described in Section 10.2.

14. Section 9.1(e) of the Plan is deleted in its entirety.

15. Section 9.3(b) of the Plan is amended to read as follows:

(b) Direct Rollover Distributions. If a Participant, Surviving Spouse or a spousal alternate payee under a qualified domestic relations order who is the recipient of any Eligible Rollover Distribution elects to have such Eligible Rollover Distribution paid directly to an Eligible Retirement Plan and specifies (in such form and at such time as the Administrative Committee may prescribe) the Eligible Retirement Plan to which such distribution is to be paid, such distribution shall be made in the form of a direct trustee-to-trustee transfer to the specified Eligible Retirement Plan; provided, such transfer shall be made only to the extent that each portion of the Eligible Rollover Distribution either (i) would be included in gross income if not so transferred [determined without regard to Code Sections 402(c) and 403(a)(4)], or (ii) represents after-tax employee contributions which are paid directly to an individual retirement account or annuity described in Code Section 408(a) or (b) or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

16. Section 9.4 of the Plan is deleted in its entirety, and a new Section 9.4 is added to read as follows:

9.4 [RESERVED]

17. Section 9.8 of the Plan is amended to read as follows:

9.8 Claims.

(a) Participant Rights. If a Participant has any grievance, complaint or claim concerning any aspect of the operation or administration of the Plan or Trust, including but not limited to claims for benefits and complaints concerning the investments of Plan assets (collectively referred to herein as “claim” or “claims”), the Participant shall submit the claim in accordance with the procedures set forth in this Section. All such claims must be submitted within the “applicable limitations period.” The “applicable limitations period” shall be 2 years, beginning on (i) in the case of any payment, the date on which the payment was made, or (iii) for all other claims, the date on which the action complained of occurred. Additionally, upon denial of an appeal pursuant to subsection (c) hereof, a Participant shall have 90 days within which to bring suit against the Plan for any grievance complaint or claim related to such denied appeal; any such suit initiated after such 90-day period shall be precluded.

(b) Procedure. Claims for benefits under the Plan may be filed with the Administrative Committee on forms supplied by the Administrative Committee in accordance with subsection (b)(1) or (b)(2) hereof, as applicable.

(1) Generally. Except as provided in subsection (b)(2) hereof, the Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee shall furnish written notice of the extension to the claimant prior to the end of the initial 90-day period, and such extension shall not exceed one additional, consecutive 90-day period. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, an explanation as to how the claimant can perfect the claim and/or submit the claim for review (where appropriate), and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

(2) Claims Based on an Independent Determination of Disability. With respect to a claim for benefits under the Plan based on Disability (other than approval for payment of benefits, directly or indirectly, under any long-term disability plan maintained by a Participating Company), the Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 45 days after the application therefor is filed; provided, if matters beyond the control of the Administrative Committee require an extension of time for processing the claim, the Administrative Committee shall furnish written notice of the extension to the claimant prior to the end of the initial 45-day period, and such extension shall not exceed one additional, consecutive 30-day period; and, provided further, if matters beyond the control of the Administrative Committee require an additional extension of time for processing the claim, the Administrative Committee shall furnish written notice of the second extension to the claimant prior to the end of the initial 30-day extension period, and such extension shall not exceed an additional, consecutive 30-day period. Notice of any extension under this subsection (b)(2) shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, an explanation as to how the claimant can perfect the claim and/or submit the claim for review (where appropriate), and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

(c) Review Procedure. Any Participant or Beneficiary who has been denied a benefit, or his duly authorized representative, shall be entitled, upon request to the Administrative Committee, to appeal the denial of his claim in accordance with subsection (c)(1) or (c)(2) hereof, as applicable.

(1) Generally. Except as provided in subsection (c)(2) hereof, the claimant or his duly authorized representative may review pertinent documents related to the Plan and in the Administrative Committee’s possession in order to prepare the appeal. The form containing the request for review, together with a written statement of the claimant’s position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (b) hereof. The Administrative Committee’s decision shall be made within 60 days following the filing of the request for review and shall be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee shall furnish written notice to the claimant prior to the end of the initial 60-day period, and such an extension shall not exceed one additional 60-day period. If unfavorable, the notice of decision shall explain the reason or reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision, and state the claimant’s right to bring a civil action under ERISA Section 502(a).

(2) Claims Based on an Independent Determination of Disability. With respect to an appeal of a denial of benefits under the Plan based on Disability (other than approval for payment of benefits, directly or indirectly, under any long-term disability plan maintained by a Participating Company), the claimant or his duly authorized representative may review pertinent documents related to the Plan and in the Administrative Committee’s possession in order to prepare the appeal. The form containing the request for review, together with a written statement of the claimant’s position, must be filed with the Administrative Committee no later than 180 days after receipt of the written notification of denial of a claim provided for in subsection (b) hereof. The Administrative Committee’s decision shall be made within 45 days following the filing of the request for review and shall be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee shall furnish written notice to the claimant prior to the end of the initial 45-day period, and such an extension shall not exceed one additional 45- day period. The Administrative Committee’s review shall not afford deference to the initial adverse benefit determination and shall be conducted by an individual who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the Administrative Committee shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual. If unfavorable, the notice of decision shall explain the reason or reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision, state the claimant’s right to bring a civil action under ERISA Section 502(a), and identify all medical or vocational experts whose advice was obtained by the Administrative Committee in connection with a claimant’s adverse benefit determination.

(d) Satisfaction of Claims. Any payment to a Participant or Beneficiary, or to his legal representative or heirs at law, all in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Administrative Committee, and the Participating Companies, any of whom may require such Participant, Beneficiary, legal representative or heirs at law, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Administrative Committee or the Participating Companies, as the case may be. If receipt and release shall be required but execution by such Participant, Beneficiary, legal representative or heirs at law shall not be accomplished so that the terms of Section 9.1(b) (dealing with the timing of distributions) may be fulfilled, such benefits may be distributed or paid into any appropriate court or to such other place as such court shall direct, for disposition in accordance with the order of such court, and such distribution shall be deemed to comply with the requirements of Section 9.1(b).

18. Section 14.1 of the Plan is amended to read as follows:

14.1 Top-Heavy Plan Years.

The provisions set forth in this Article XIV shall become effective for any Plan Years with respect to which the Plan is determined to be a Top-Heavy Plan and shall supersede any other provisions of the Plan which are inconsistent with these provisions; provided, if the Plan is determined not to be a Top-Heavy Plan in any Plan Year subsequent to a Plan Year in which the Plan was a Top-Heavy Plan, the provisions of this Article XIV shall not apply with respect to such subsequent Plan Year; provided further, the provisions of this Article XIV shall not apply with respect to any Plan Year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirements of Code Section 401(m)(11) are met; and, provided further, to the extent that any of the requirements of this Article XIV shall no longer be required under Code Section 416 or any other Section of the Code, such requirements shall be of no force or effect.

19. Section 14.2(b)(2) of the Plan is amended to read as follows:

(2) Key Employee. The term “Key Employee” shall mean an Employee defined in Code Section 416(i) and the regulations promulgated thereunder. Generally, Key Employee shall mean an Employee, former Employee or deceased Employee (and the beneficiaries of any such Employee) who, at any time during the Plan Year that includes the Determination Date, was either:

(A) An officer of an Affiliate having a combined annual Compensation from all Affiliates greater than $130,000 [or such other amount as is applicable for the Plan Year under Code Section 416(i)(1)(A)(i)]; provided, no more than 50 Employees (or, if lesser, the greater of 3 or 10 percent of all Employees of an Affiliate) shall be treated as officers of an Affiliate;

(B) A 5-percent owner [or constructive owner within the meaning of Code Section 318, as modified by Code Section 416(i)(1)(B)(iii)] of an Affiliate; or

(C) A 1-percent owner (or constructive owner within the meaning of Code Section 318, as modified by Code Section 416(i)(1)(B)(iii) and the regulations promulgated thereunder) of an Affiliate having a combined annual Compensation from all Affiliates of more than $150,000.

20. Section 14.2(c)(3) of the Plan is amended to read as follows:

(3) The value of any account balance under any Defined Contribution Plan and the present value of any accrued benefit under any Defined Benefit Plan as of any Determination Date shall be increased by the aggregate distributions made under the plan (including distributions under a terminated plan which, if it had not been terminated, would have been included in a Required Aggregation Group) during the 1-year period ending on the Determination Date (or, in the case of distributions made for a reason other than severance from employment, death, or disability, the 5-year period ending on the Determination Date);

21. Section 14.2(c)(4) of the Plan is amended to read as follows:

(4) Accrued benefits and accounts of the following individuals shall not be taken into account for a Plan Year: (A) any Non-Key Employee who, in a prior Plan Year, was a Key Employee or (B) any Employee who had not performed any services for a Participating Company at any time during the 1-year period ending on the Determination Date for such Plan Year;

22. The final sentence of Section 14.3(c) of the Plan is amended to read as follows:

For purposes of this subsection (c), (i) qualified nonelective contributions made by the Controlling Company in order to satisfy the anti-discrimination tests of Code Section 401(k) or Section 401(m) (for example, Supplemental Contributions) may be treated as company Contributions, (ii) Before-Tax and Matching Contributions shall be taken into account as company Contributions for Key Employees, (iii) Matching Contributions may be treated as company Contributions and may be taken into account for satisfying the minimum contribution requirement for Non-Key Employees, and (iv) Before-Tax Contributions shall not be taken into account for satisfying the minimum contribution requirement for Non-Key Employees.

23. Section 15.13 of the Plan is amended to read as follows:

15.13 Plan Expenses.

As permitted under the Code and ERISA, expenses incurred with respect to administering the Plan and Trust shall be paid by the Trustee from the Trust Fund to the extent such costs are not paid by the Participating Companies or to the extent the Controlling Company requests that the Trustee reimburse it or any other Participating Company for its payment of such expenses. Upon request, the Trustee shall reimburse the Controlling Company for its salary and other labor costs related to the Plan to the extent that such costs constitute proper Plan expenses. The Administrative Committee may provide for such expenses to be charged against earnings as provided in Section 7.5, Forfeitures as provided in Section 5.6 or Participants’ Accounts (on a per capita basis, in proportion to the value of such Accounts or on any other basis permitted under the Code and ERISA). The Administrative Committee may provide for any expenses specifically attributable to transactions involving an Account to be charged against such Account.

IN WITNESS WHEREOF, the Administrative Committee has caused its duly authorized member to execute this Amendment on the date first written above.

ADMINISTRATIVE COMMITTEE

By:	/s/ Patricia M. Jones